Exhibit 10.2

FIRST AMENDMENT TO SEVERANCE LETTER BY AND BETWEEN WELLESLEY

BANK AND Michael W. Dvorak

WHEREAS, Wellesley Bank (the "Bank") issued a severance letter dated May 23, 2016 to Michael W. Dvorak ("Executive") which sets forth the severance benefits the Executive is entitled to in the event Executive: (i) is terminated without Cause absent a Change in Control, (ii) is terminated without cause within 12 months following a Change in Control or (iii) voluntarily terminates employment within 12 months following a Change in Control as a result of not being offered a comparable position with a successor (the "Severance Letter");

WHEREAS, the Bank wishes to amend the Severance Letter to make certain clarifications to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Severance Letter is hereby amended by adding the following paragraph immediately after the General Release bullet:

''This arrangement is intended to comply with the separation pay exemption under Section 409A of the Internal Revenue Code, as amended (the "Code"). For purposes of Section 409A of the Code ("Section 409A"), each installment payment provided under this arrangement will be treated as a separate payment. If any payment is subject to (rather than exempt from) Section 409A, this Severance Letter will be interpreted and administered to comply with Section 409A, and any such payment subject to Section 409A that is to be made upon a termination of employment (i) will only be made upon a "separation from service" under Section 409A, and (ii) if Executive is a "specified employee" (as determined under Section 409A) at the time of separation from service, will not be made until six months and one day after Executive's separation from service to the extent required under Section 409A."

In all other respects, the terms and conditions of the Severance Letter are hereby affirmed.

IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the date noted below.

WELLESLEY BANK
By:	/s/ Thomas J. Fontaine
Date:	10/1/2019

By:	/s/ Michael W. Dvorak
Date:	10/1/2019